UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 18, 2008, Kraft Foods Inc. (the “Company” or “Kraft”) entered into a Subscription Agreement (the “Subscription Agreement”) with Credit Suisse Securities (Europe) Limited, Goldman Sachs International, HSBC Bank plc, J.P. Morgan Securities Ltd., Société Générale and UBS Limited (collectively, the “Joint Lead Managers”) and ABN AMRO Bank N.V., Banca IMI S.p.A., Banco Bilbao Vizcaya Argentaria, S.A., BNP Paribas and Lehman Brothers International (Europe) (collectively, the “Co-Managers” and, together with the Joint Lead Managers, the “Managers”) pursuant to which the Company agreed to issue and sell to the Managers €2,000,000,000 in aggregate principal amount of 5.75 percent notes due 2012 (the “2012 Notes”) and €850,000,000 in aggregate principal amount of 6.25 percent notes due 2015 (the “2015 Notes” and, together with the 2012 Notes, the “Notes”). A copy of the Subscription Agreement is filed as Exhibit 1.1 to this report.

The Notes will be issued pursuant to an Agency Agreement (the “Agency Agreement”) dated as of March 20, 2008, among the Company, Deutsche Bank Luxembourg S.A., as registrar, and the Transfer Agent and Paying Agents named therein.

The Notes have been admitted to the official list of The Irish Stock Exchange Limited (the “Irish Stock Exchange”) and admitted to trading on the European Economic Area Regulated Market of the Irish Stock Exchange. The Company delivered to the Irish Financial Services Regulatory Authority and the Irish Stock Exchange a Prospectus dated March 18, 2008 (the “Prospectus”) in connection with the offering of the Notes.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are being offered outside the U.S. by the Managers in reliance on Regulation S under the Securities Act (“Regulation S”) and may not be offered, sold or delivered within the U.S. or to, or for the account or benefit of, U.S. persons (as defined in Regulation S), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The Notes are subject to certain customary covenants, including limitations on the Company’s ability, with significant exceptions, to incur any Security Interest (as defined in the Prospectus) to secure any indebtedness. In addition, upon the occurrence of both (i) a change of control of the Company and (ii) a downgrade of the Notes below an investment grade rating by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings within a specified period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of repurchase as and to the extent set forth in the Prospectus. The Company may redeem all, but not part, of the Notes upon the occurrence of specified tax events as described in the Prospectus.

Both the 2012 Notes and the 2015 Notes will bear interest from and including March 20, 2008, payable annually, in arrears on March 20 in each year commencing on March 20, 2009.

Unless previously redeemed or cancelled, the Notes will be redeemed at their principal amount, in the case of the 2012 Notes, on March 20, 2012 and, in the case of the 2015 Notes, on March 20, 2015.

The Notes constitute senior, unsubordinated, unconditional and, subject to Condition 3 (Negative Pledge) as described in the Prospectus, unsecured obligations of the Company which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Company, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

The foregoing description of the Subscription Agreement, the Agency Agreement and the Global Note Certificates is qualified in its entirety by reference to the complete terms and conditions of those documents which will be filed with our periodic report on Form 10-Q for the quarter ended March 31, 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2008	/s/ TIMOTHY R. McLEVISH
	Name:	Timothy R. McLevish
	Title:	Executive Vice President and Chief Financial Officer

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